EXHIBIT 3.1
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                     RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                        WINNERS ALL INTERNATIONAL, INC.


          Winners All International, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          (a) The name of the corporation is Winners All International, Inc. (the "Corporation"). The name under which the Corporation was originally incorporated in Delaware is Natural Child Collection, Inc. The date of filing the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was October 20, 1989.

          (b) This Restated Certificate of Incorporation of the Corporation, which both restates and amends the provisions of the Corporation's Certificate of Incorporation as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, and written notice thereof has been given to all stockholders who did not consent thereto in writing.

          (c) The text of the Certificate of Incorporation of the Corporation as heretofore amended is hereby restated and amended to read in its entirety as follows:

     FIRST:  Name.  The name of the corporation is WINNERS ALL INTERNATIONAL,
INC.

     SECOND: Registered Office. The registered office of the Corporation is to be located in the City of Wilmington, County of New Castle, in the State of Delaware. The name of its registered agent is the Corporation Service Company, whose address is 1013 Centre Road, Wilmington, Delaware 19805.

     THIRD: Purposes. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (hereinafter referred to as the "Delaware GCL").

     FOURTH: Capital Stock. A. The total number of shares of stock which the Corporation shall have the authority to issue is Sixty-Two Million (62,000,000) shares of which of which Sixty Million (60,000,000) shall be Common Stock of the par value of One Cent ($.01) per share (hereinafter called the "Common Stock") and of which Two Million (2,000,000) shares shall be Preferred Stock of the par value of One Dollar ($1.00) per share (hereinafter called the "Preferred Stock").








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          B.  Provisions Relating to the Preferred Stock.  Shares of the
Preferred Stock may be issued from time to time in series, and the Board of Directors of the Corporation is hereby authorized, subject to the limitations provided by law, to establish and designate one or more series of the Preferred Stock, to fix the number of shares constituting each series, and to fix the designations, powers, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of each series and the variations and the relative rights, preferences and limitations as between series, and to increase and to decrease the number of shares constituting each series. The authority of the Board of Directors of the Corporation with respect to each series shall include, but shall not be limited to, the authority to determine the following:

               (i)    The designation of such series.

               (ii) The number of shares initially constituting such series.

               (iii) The increase, and the decrease to a number not less than the number of the outstanding shares of such series, of the number of shares constituting such series theretofore fixed.

               (iv) The rate or rates, and the conditions upon and the times at which dividends on the shares of such series shall be paid, the preference of relation which such dividends shall bear to the dividends payable on any other class or classes or on any other series of stock of the Corporation, and whether or not such dividends shall be cumulative, and, if such dividends shall be cumulative, the date or dates from and after which they shall accumulate.

               (v) Whether or not the shares of such series shall be redeemable, and, if such shares shall be redeemable, the terms and conditions of such redemption, including, but not limited to, the date or dates upon or after which such shares shall be redeemable and the amount per share which shall be payable upon such redemption, which amount may vary under different conditions and at different redemption dates.

               (vi) The rights which the holders of the shares of such series shall be entitled upon the voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation, which rights may be different in the case of a voluntary liquidation, dissolution or winding up than in the case of such an involuntary event.

               (vii) Whether or not the shares of such series shall have voting rights, in addition to the voting rights provided by law, and, if such shares shall have such voting rights, the terms and conditions thereof, including, but not limited to, the right of the holders of such shares to vote as a separate class either alone or with the holders of shares of one or more other series of the Preferred Stock and the right to have more than one vote per share.


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               (viii) Whether or not a sinking fund or a purchase fund
          shall be provided for the redemption or purchase of the shares of such series, and, if such a sinking fund or purchase fund shall be provided, the terms and conditions thereof.

               (ix) Whether or not the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and, if provision be made for conversion or exchange, the terms and conditions of conversion or exchange, including, but not limited to, any provision for the adjustment of the conversion or exchange rate or the conversion or exchange price.

               (x)    Any other relative rights, preferences and limitations.

          C.  Provisions Relating to the Common Stock.

               (i) Subject to the preferential dividend rights applicable to shares of the Preferred Stock, as determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to receive such dividends as may be declared by the Board of Directors of the Company.

               (ii) Subject to the preferential liquidation rights and except as determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, in the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, the holders of shares of the Common Stock shall be entitled to receive all of the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares of the Common Stock held by them.

               (iii) Except as otherwise determined by the Board of Directors of the Corporation pursuant to the provisions of part B of this Article FOURTH, the holders of shares of the Common Stock shall be entitled to vote on all matters at all meetings of the stockholders of the Corporation, and shall be entitled to one vote for each share of the Common Stock entitled to one vote for each share of the Common Stock entitled to vote at such meeting, voting together with the holders of the Preferred Stock who are entitled to vote, and not as a separate class.

     FIFTH. Board of Directors and By-Laws. All corporate powers shall be exercised by or under the direction of the Board of Directors, except as otherwise provided by statute or by this Certificate of Incorporation, or any amendment thereof, or by the By-Laws. Directors need not be elected by written ballot. The By-Laws may be adopted, amended or repealed by the Board of Directors of the Corporation, except as otherwise provided by law, but any By-Law made by the Board of Directors is subject to amendment or repeal by the stockholders of the Corporation.



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     SIXTH:  Limited Liability.  A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware GCL, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is herewith amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended.

          Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

     SEVENTH: Indemnification. (A) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or complete action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he is or was a director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (an "indemnitee"), against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, in accordance with and to the full extent permitted by statute. Except as otherwise provided in paragraph (C) hereof, the Corporation shall be required to indemnify an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if the initiation of such proceeding (or part thereof) by the indemnitee was authorized by the Board of Directors of the Corporation.

               (B) The Corporation shall pay the expense (including attorneys' fees) incurred by an indemnitee in defining any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified hereunder or otherwise.

               (C) If a claim for indemnification or payment of expenses hereunder is not paid in full within sixty days after a written claim therefor by the indemnitee has been received by the Corporation, the indemnitee may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the Corporation shall have the burden of proving that the indemnitee was not entitled to the requested indemnification or payment of expenses under applicable law.

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               (D)  The Corporation's obligation, if any, to indemnify or advance expenses to any person who is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture or other enterprise.

               (E) Any repeal or modification of the foregoing provisions hereof shall not adversely affect any right or protection hereunder of any persons in respect of any act or omission occurring prior to the time of such repeal or modification.

The indemnification provided by this section shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under these Articles or any agreement or vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

          IN WITNESS WHEREOF, we have signed this Certificate and caused the corporate seal of the Corporation to be hereunto affixed this 28th day of June, 1994.


                                                  /s/M. Anthony Joyce
                                                  ------------------------
                                                                President

                                                  /s/Eugene Stricker
                                                  ------------------------
                                                      Assistant Secretary























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